Exhibit 10.70
TERM LOAN PROMISSORY NOTE
Dated: June 8, 2016

FOR VALUE RECEIVED, the undersigned, WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the State of Indiana, (the "Operating Partnership") and WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers") HEREBY PROMISE TO PAY to the order of THE HUNTINGTON NATIONAL BANK (the “Lender”), on the Term Maturity Date, the aggregate principal amount then outstanding of the Term Loans made by the Lender to the Borrowers pursuant to that certain Senior Secured Term Loan Agreement dated as of June 8, 2016, among the Borrowers, the Lender, the other financial institutions from time to time a party thereto as Lenders, and THE HUNTINGTON NATIONAL BANK, as Administrative Agent (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.
The Borrowers further promise to pay interest on the unpaid principal amount of each Term Loan from the date advanced until such principal amount is paid in full, at such interest rates (which shall not exceed the maximum rate permitted by applicable law), and at such times, as are specified in the Credit Agreement.
All payments of principal and interest in respect of this Term Loan Promissory Note shall be made to the Administrative Agent in lawful money of the United States of America in same day funds for the account of the Lender in accordance with the terms of the Credit Agreement. Each Term Loan made by the Lender to the Borrowers pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender on its books and records and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Term Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.
This Term Loan Promissory Note is one of the Notes referred to in, is executed and delivered pursuant to, and is entitled to the benefits of, the Credit Agreement, to which Credit Agreement reference is hereby made for a statement of the terms and conditions under which this Term Loan Promissory Note may be prepaid or the Obligations accelerated or extended. The terms and conditions of the Credit Agreement are hereby incorporated in their entirety herein by reference as though fully set forth herein. Upon the occurrence of certain Events of Default as more particularly described in the Credit Agreement, the unpaid principal amount evidenced by this Term Loan Promissory Note shall become, and upon the occurrence and during the continuance of certain other Events of Default, such unpaid principal amount may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

Notwithstanding anything contained in this Term Loan Promissory Note or the Credit Agreement to the contrary, it is expressly understood and agreed that nothing in the Credit Agreement or in this Term Loan Promissory Note shall be construed as creating any liability on any Limited Partner, any General Partner, or any partner, member, manager, officer, shareholder or director of any Limited Partner or any General Partner to pay any of the Obligations other than liability arising from or in connection with (i) fraud or (ii) the misappropriation or misapplication of proceeds of the Term Loans; but nothing herein shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent or the other Lenders by law or by the terms of the Credit Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or any General Partner to pay money.
Demand, presentment, diligence, protest and notice of nonpayment are hereby waived by the Borrower.
THIS TERM LOAN PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page left Intentionally Blank]

IN WITNESS WHEREOF, the Borrower has caused this Term Loan Promissory Note to be executed and delivered by its duly authorized officer as of the day and year first above written.
WASHINGTON PRIME GROUP, L.P.,
an Indiana limited partnership

By:	WP Glimcher Inc.,
an Indiana corporation,
its general partner

By: /s/ Mark E. Yale
Name: Mark E. Yale
Title: Executive Vice President, Chief Financial Officer
and Treasurer

[Signatures continue on next page]

S-1

WTM GLIMCHER, LLC, a Delaware limited liability company

By:	Weberstown Mall, LLC, a Delaware limited liability company, its sole equity member

By:	Glimcher Weberstown, LLC, a Delaware limited liability company, its Managing Member

By:	WPG Subsidiary Holdings I, LLC, a Maryland limited liability company, its sole member

By:	Washington Prime Group, L.P, an Indiana limited partnership, its sole member

By:	WP Glimcher Inc., an Indiana Corporation, its general partner

By /s/ Mark E. Yale

Name:	Mark E. Yale
Title: Executive Vice President,
Chief Financial Officer and Treasurer

S-2

TERM LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Term Loan	Type of Term Loan	Amount of Principal Repaid	Notation Made By